Exhibit 99.1

For Immediate Release

October 15, 2020

Company Contact: Ryan M. Albano EVP and Chief Financial Officer ryan.albano@broadstone.com 585.287.6498

Broadstone Net Lease, Inc. Provides an Update on Recent Business Activities and

Announces Third Quarter 2020 Earnings Release and Conference Call

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL), an internally-managed real estate investment trust (“BNL” or the “Company”), today provided an update on its recent business activities and announced that it expects to issue its financial and operating results for the quarter ended September 30, 2020, after market close on Thursday, November 5, 2020, with a conference call scheduled for Friday, November 6, 2020, at 12:00 p.m. Eastern Time.

Rent Collection Update

Second Quarter Rent Collection

As of October 14, 2020, BNL had received rent payments totaling approximately 95.5% of base rents due for the second quarter of 2020, compared to 93.9% previously reported.

The increase in collections was driven by the collection of the remaining amount owed to BNL pursuant to the terms of a court approved settlement with the Art Van Furniture, LLC (“Art Van”) bankruptcy estate. In August 2020, the Company agreed to the settlement with the Art Van bankruptcy estate pursuant to which BNL received $2.35 million, which represents approximately 78% of the Company’s total post-petition claim through July 31, 2020, and approximately 86.5% of the total post-petition base rent owed by Art Van from the period from March 8, 2020, through July 31, 2020. With the settlement amount fully paid, BNL’s involvement in the Art Van bankruptcy has ended.

Third Quarter Rent Collection

As of October 14, 2020, BNL had received rent payments totaling approximately 97.9% of base rents due for the third quarter of 2020, with monthly base rent collections of 96.7%, 98.5%, and 98.5% for the months of July, August, and September, respectively.

	July	August	September	Q3
Base Rent Received	96.7%	98.5%	98.5%	97.9%
Base Rent Abated	1.7%	1.3%	1.3%	1.4%
Base Rent Deferred	1.3%	0.2%	0.2%	0.6%
Art Van Bankruptcy Write-off	0.3%	–	–	0.1%
Total	100.0%	100.0%	100.0%	100.0%

Rent Relief Update

As of September 30, 2020, the deferral periods for all 14 tenants who received partial rent deferrals during the second quarter of 2020 have expired. BNL has received 100% of the deferred rent that was required to be repaid during the third quarter, and there were no additional rent deferral requests. The weighted average repayment period for approximately $1.8 million of remaining scheduled repayments is 4.2 months as of September 30, 2020.

As of September 30, 2020, the one partial rent abatement entered into during the second quarter of 2020 has a remaining term of four months. The tenant is required to pay a minimum amount of base rent, which increases during the abatement period, as well as additional base rent based upon sales if certain thresholds are met or exceeded, pursuant to the terms of an upside percentage rent clause in effect during the period. The Company received an aggregate amount of approximately $0.2 million of additional base rent for August and September.

Acquisition Pipeline

BNL currently has a robust pipeline of potential investment opportunities, including two acquisitions that are currently under executed contract. The Company is a party to two purchase and sale agreements for an aggregate purchase price of approximately $33 million (excluding transaction costs) for a weighted average initial cash capitalization rate of approximately 7.03%. BNL expects that these transactions will close during the fourth quarter of 2020. At the time of acquisition, the properties will have an expected weighted average remaining lease term of approximately 18.2 years and weighted average annual rent increases of approximately 1.92%. In connection with these acquisitions, the Company expects to enter into or assume leases with an initial annualized base rent of approximately $2.32 million. While the Company regards the completion of these pending acquisitions to be probable, these transactions are subject to customary closing conditions, including the completion of due diligence, and there can be no assurance that these acquisitions will be completed on the terms described above or at all. These acquisitions will be funded using the net proceeds raised pursuant to the Company’s initial public offering.

Conference Call and Webcast

BNL expects to issue its financial and operating results for the quarter ended September 30, 2020, after the market closes on Thursday, November 5, 2020. The company will host its third quarter earnings conference call and audio webcast on Friday, November 6, 2020, at 12:00 p.m. Eastern Time.

To access the live webcast, which will be available in listen-only mode, please visit: https://services.choruscall.com/links/bnl201106.html. If you prefer to listen via phone, please dial: 1-888-349-0109 and request to join the Broadstone Net Lease, Inc. call. International callers may dial 1-412-542-4109, and Canadian participants may dial 1-855-669-9657.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call, please visit: http://investors.bnl.broadstone.com. The replay will be available through November 20, 2020.

About Broadstone Net Lease, Inc.

BNL is an internally-managed REIT that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. The Company utilizes an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of September 30, 2020, BNL’s diversified portfolio consisted of 627 properties in 41 U.S. states and one property in Canada across the industrial, healthcare, restaurant, office, and retail property types, with an aggregate gross asset value of approximately $4.0 billion.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, local real estate conditions, tenant financial health, and property acquisitions and the timing of these acquisitions. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which BNL filed with the SEC on February 27, 2020, and updated in BNL’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020 and the quarterly period ended June 30, 2020, which BNL filed with the SEC on May 7, 2020 and August 4, 2020, respectively. These documents, which you are encouraged to read, are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

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